Exhibit 10.24

Lease Agreement (office)

Party A (Lessor): Shanghai Wanshi Real Estate Co., Ltd.

Party B (Lessee): Inner Mongolia YanGuFang Whole Grain Industry Development Co., Ltd.

Contract No.: HQVK-293

Part I Lease Agreement

Lessor: Shanghai Wanshi Real Estate Co., Ltd. (hereinafter referred to as “Party A”)

Legal representative: Lin Li

Lessee : Inner Mongolia YanGuFang Whole Grain Industry Development Co., Ltd. (hereinafter referred to as “Party B”)

Legal representative: Junguo He

According to the “Civil Code of the People’s Republic of China” and relevant laws and regulations, the two parties have reached an agreement through consultation and entered into the “Lease Contract” and its attachments (hereinafter referred to as “the Contract”) on lease and other related matters:

Article 1 rental housing status

1.1.	The house leased by Party A to Party B is located at Lane 988, Shenchang Road, Minhang (district/county), which is called ” Hongqiao Vanke Center ” (hereinafter referred to as “the project”) Vanchuang Fang E2 (hereinafter referred to as “the house”), the house type is office, the floor plan of the house is shown in the Exhabitof this contract. Party A informs Party B clearly that when this contract is signed, the house leased by Party A to Party B has been mortgaged. 【Has/Has not】

1.2.	The two parties agrees that the leased area of the house used to calculate the rent, property management fees and other expenses shall be determined according to the construction area, which is 135.21 square meters.

1.3.	Party B undertakes to lease the house as Party B’s ” office ” purpose, and promises not to change the above-mentioned purpose without the written consent of Party A.

1.4.	The normal office hours of the project are Monday to Friday: 8:00-19:00, except for statutory holidays (including the consecutive holidays that the government recommends that enterprises and institutions should follow). However, Party A has the right to adjust the normal office hours of the project with a 30- day notice in advance.

Article 2 Lease period, renovation period and opening date

2.1.	The lease period of the house is from August 20, 2022 to August 19, 2025, a total of 36_ months.

2.2.	The two parties agree that the planned delivery date of the house is August 20, 2022 ; Party A can deliver the house in advance, and the delivery date notified by Party A is the delivery date of the house. In this case, the start date of the decoration period under this contract is automatically adjusted to the delivery date notified by Party A, while Party A shall notify at least seven days in advance.

2.3.	Renovation period (hereinafter referred to as the “decoration period”) starts from the /day of the delivery date of the house. Party B shall complete the renovation of the house within the renovation period, and shall go through all necessary procedures of relevant government departments and obtain all necessary documents (including but not limited to the procedures required by the fire department and obtain corresponding documents) and Party A’s acceptance. Only then can the house be officially put into office use.

2.4.	Both parties confirm that: the rent commencement date of this contract (hereinafter referred to as the “rental commencement date”) is August 20, 2022 (hereinafter referred to as the “delivery date “). The starting date of the property management fee is the delivery date.

2.5.	Unless otherwise agreed, the terms of this contract are applicable to the renovation period.

Article 3 Rent, property management fees and other expenses

3.1.	Unless otherwise agreed, all expenses agreed in this contract are tax-inclusive, including but not limited to rent, property management fees, utilities such as water and electricity, liquidated damages, compensation, collections, advances, etc. Both parties agree that during the contract period, within the scope permitted by China’s tax laws and regulations, due to changes in national tax policies, changes in tax types and tax rates, etc., shall cause Party A to pay rent, property management fees or other expenses under this contract. In case of income reduction or increase in tax burden, Party B shall bear the part of Party A’s income reduction or tax increase due to the aforementioned reasons. If Party A’s above-mentioned fee income increases or the tax burden decreases due to changes in national tax policies, Party B shall still perform at the tax-included price agreed in this contract. In addition to the aforementioned agreement, Party B shall pay all the taxes and fees that Party B shall pay according to the laws and regulations of the rental period of the house. The type and rate of value-added tax applicable to the house rented by Party B shall be subject to the relevant government regulations, and the specific value-added tax amount shall be subject to the information stated in the value-added tax invoice.

3.2.	Rent

3.2.1.	From August 20, 2022 to August 19, 2025, the daily rent per square meter is RMB 5, and the monthly rent is: daily rent per square meter times leased area times 365 days/December = RMB 20,563.19;

3.2.2.	Lease period, each month is a rent payment cycle. The rented houses under this contract shall be subject to the principle of paying rent first and using later.

3.2.3.	Rent discount

Party A agrees to give Party B the following rental concessions: from / From / month / day to / year / month / day, the daily rent is RMB / ___ / square meter.

Both parties confirm that Party A’s provision of the above-mentioned preferential billing mode is based on the preference given to Party B on the premise that Party B does not have any major breach of contract during the performance of this contract or the contract is completed until the lease term expires. During the lease period, if this contract cannot be continued due to reasons other than Party A, or if Party A unilaterally terminates this contract due to Party B’s breach of contract, it shall be deemed that Party B does not enjoy the above-mentioned benefits from the beginning, and Party B shall issue a notice to Party A Within five (5) days from the date of payment, all expenses due during this period shall be made up according to the rent standard stipulated in 3.2 of this contract agreement.

3.3.	Property management fees

The property management fee is calculated according to the leased area of the house, and the charging standard is: RMB 33 /square meter/month, and the property management fee per calendar month is RMB 4,461.93. Party B shall pay the property management fee for the next rent payment cycle to Party A or the management company designated by Party A when paying the rent to Party A, and Party A or the management company designated by Party A shall issue the corresponding invoice. Among them, if the current month is less than one month, the property management fee for the current month is: unit price per square meter per month times 12/365 times leased area times number of days leased. During the lease period, Party A or the management company has the right to make timely and reasonable unified adjustments to the property management fees, and Party B shall comply with them.

3.4.	Rental deposit

Party B shall pay Party A a lease deposit before the signing of this contract or before the date of delivery of the house (whichever is earlier). The lease deposit is the sum of the highest annual monthly rent of the house for three months and the property management fee for three months , namely RMB 75,075.36, Party A shall issue a receipt to Party B after receiving the payment. If Party B previously prepaid to Party A the lease intention deposit or deposit, etc., it shall be directly converted into an equal part of the lease deposit, and Party B shall make up the shortfall within the aforementioned period.

3.5.	Decoration deposit, management fee during the renovation period and other expenses during the renovation period decoration deposit is charged at RMB _ / square meter, and the total is RMB __. Party B shall pay to Party A or the management company designated by Party A before the delivery date. After the renovation period is over, it shall be returned to Party B without interest according to the relevant provisions of this contract.

The management fee during the decoration period is calculated and levied according to the leased area of the house. The charging standard is: RMB ____/square meter/month, and the total management fee during the decoration period is RMB____. Party B shall make a one-time payment to Party A or the management company designated by Party A before the delivery date.

Other expenses during the renovation period: ____ ___ / _________.

3.6.	Deposit for utility bills

Party B shall pay the utility fee deposit to Party A or the management company designated by Party A before the signing of this contract or before the delivery of the house (whichever is earlier). The deposit for public utilities shall be calculated at RMB __ 20 per square meter of the leased area of the house, totaling RMB 2,704.2 (the minimum charge shall not be less than RMB 1,000). When the lease relationship is terminated, Party A shall settle the utility fee deposit with Party B without interest within thirty (30) working days after receiving the utility fee bill for the last month, unless otherwise agreed in this contract.

3.7.	Utilities and other expenses

Water and electricity charges shall be priced according to national uniform standards, and the details shall be based on the charging notice issued by Party A or its designated management company based on water/electricity and the standard. If the national unified standard electricity price and water fee are adjusted, Party B shall pay Party A the above fees according to the adjusted standard. Water charges, electricity charges, gas charges, communication charges, charges for air-conditioning supply during non-normal office hours (“overtime air-conditioning charges”) and charges for opening and/or using the facilities and equipment listed in ExhabitII of this Contract shall be collected from the House Party B shall be responsible for all house delivery from the date of delivery. Party B shall pay Party A to Party A within 5 days after Party A issues the above bills for utilities and other expenses.

Overtime air-conditioning fee: If the leased area of Party B is less than or equal to 1000 square meters, the overtime air-conditioning fee is RMB 330 RMB/hour, and the minimum application time is 2 hours; if Party B leases an area larger than 1,000 square meters, the overtime air-conditioning fee shall be charged at RMB 0.33/hour, and the minimum application time is 2 hours. Party A has the right to make adjustments according to this contract.

Cooling water /condensate charge: 24 hours cooling water supply. Billing standard (IT computer room): RMB__/month, the minimum calculation is per square meter ( construction area ).

Power expansion fee (if applicable): RMB ______, Party A has the right to adjust according to the provisions of this contract.

3.8.	Initial payment

The initial payment shall be paid by Party B before the signing of this contract or before the delivery of the house (whichever comes first), including:

(1)	rent: rent from August 20, 2022 to September 30, 2022, namely RMB 28,675.79;

(2)	The first phase of property management fee: from August 20, 2022 to September 30, 2022, the property management fee is RMB 6,222.25;

(3)	Lease deposit: RMB 75,075.36;

(4)	Deposit for utilities: RMB 2,704.2.

3.9.	Designated receiving account

(1) Party A designates the following account to collect the money that Party A should collect (including rent, lease deposit, liquidated damages, overdue fines, losses, and other expenses (if any)).

Account name: Shanghai Wanshi Real Estate Co., Ltd.

Bank account number: [***]

Bank of deposit: Bank of Communications Minhang Branch

Note: In addition to the above-mentioned fees, if Party A uniformly collects property management fees, water, electricity and gas deposits, decoration deposits and management fees during the decoration period, etc., the account information in (2) below shall not be filled in.

(2) Party A designates the following account to collect the money that should be collected by the management company designated by Party A (including property management fees, water, electricity and gas deposits, decoration deposits and renovation period management fees, etc., which need to be paid during the renovation period).

Account name: Shanghai Wanshi Real Estate Co., Ltd.

Bank account number: [***]

Bank of deposit: Bank of Communications Minhang Branch

Article 4 Contact details

4.1.	Any notice or communication between the parties to this contract shall be in writing and sent by the following contact information:

Party A: Shanghai Wanshi Real Estate Co., Ltd.

Recipient/Contact: Name [Lingfeng Yuan]; Department [Investment Department]

2 02, No. 2, Lane 9 88, Shenchang Road, Minhang District, Shanghai

mail: [***]

Tel: [***]

Party B:

(Address 1): Inner Mongolia YanGuFang Whole Grain Industry Development Co., Ltd.

Recipient/Contact: Name Yuping Huang; Title Administrative Manager

2, Wanchuangfang, Basement 1, Lane 988, Shenchang Road, Shanghai

mail: [***]

Tel: [***]

The fifth Additional Terms

Additional Terms:

1. Modification of the contract:

none

2. Additional part of the contract:

none

3. Delete part of the contract:

none

Article 6 Other

6.1.	The contract documents constituting this contract shall explain and supplement each other. Unless otherwise agreed by both parties, the composition and interpretation sequence of this contract is as follows :

(1)	Part One : This Contract Agreement

(2)	Part II: General Terms

(3)	Part III: Contract Attachment

6.2.	This contract is written in Chinese, and the terms used have the same meaning as those in the second part of the general terms.

6.3.	This contract becomes effective when both parties affix the official seals or special seals for the contract. If the house has been delivered before the signing of this contract, the effectiveness of this contract shall be retroactive to the date of house delivery.

6.4.	This contract is in four copies, Party A holds two copies, and Party B holds two copies.

Before signing this contract, Party A has made necessary communication, explanation and explanation to Party B, and Party B has fully understood all the terms of this contract. The terms of this contract are signed by both parties on the basis of voluntariness, equality, and consensus. The contract is the true expression intended by of both sides. The contract replaces any agreement or agreement in any form, such as oral or written, reached before the signing of this contract, and that the content of this contract does not constitute boilerplates of either party.

Party A: Shanghai Wanshi Real Estate Co., Ltd. (Seal)

(Signature and Seal)

Authorized Representative Name:

Representative position:

July 21, 2022

Party B: Inner Mongolia YanGuFang Whole Grain Industry Development Co., Ltd. (Seal)

(Signature and Seal)

Authorized Representative Name:

Representative position:

Date signed: July 18, 2022

Part II General Terms

Article 1 Definition

1.1	“ The project ” refers to the above-ground and underground buildings, facilities and equipment currently named “ Hongqiao Vanke Center” (Party A has the right to decide to use other names at its own discretion) located at Lane 988, Shenchang Road, Minhang District, Shanghai; planning The site within the red line; the comprehensive name of the public parts located outside the planning red line while used by the building itself.

1.2	“Party B” refers to Party B and/or its assignee, sub-lessee, successor, agent, employee, servant, construction installation or decoration contractor, subcontractor, etc., the same applies to the above-mentioned personnel of Party B. Party B shall perform and abide by the agreement under this contract, and the above-mentioned personnel of Party B shall also perform and abide by it. Any act, fault or negligence of the above-mentioned personnel of Party B shall be deemed as the act, fault or negligence of Party B itself, and Party B shall be responsible to Party A.

1.3	“Security deposit” refers to the lease deposit, decoration deposit, utility fee and property management regulations agreed upon by Party B to Party A or the management company when signing this contract, in order to ensure that Party B fulfills the obligations and responsibilities stipulated in this contract. Other types of security deposits and deposits.

1.4	“Management company” is Party A or the company designated by Party A to manage the property of the project.

1.5	“Property management fee” refers to the necessary expenses incurred in performing security, cleaning, maintenance and other work in the public area of the project in order to maintain the normal operation of the project, as well as the water, electricity, air-conditioning fees and other expenses in the public area, and Air conditioning charges provided to the premises during normal office hours of the project.

1.6	“Public area” refers to the public stairs, passages, toilets, elevators, escalators and other areas in the project, except for rented houses and areas for individual or partial tenants.

1.7	“Tenant Rules” and “Decoration Rules” refer to a series of rules that Party B must abide by when using and decorating the house formulated by Party A or the management company and has the right to unilaterally revise from time to time. The above rules shall come into effect after the building where the house is located is publicized or signed by Party B, and Party B shall abide by these rules.

1.8	“Rent payment cycle” refers to the rent payment cycle stipulated in Article 3.2 of this contract agreement.

1.9	Party A and Party B in this contract are collectively referred to as the “Parties”.

Article 2 Situation of leased house

2.1	For the specific location of the house, please refer to Article 1.1 of this contract agreement. Exhabit1 is only for location determination and convenient identification.

2.2	1.2 of this contract agreement for the leased area of the house.

2.3	Party B declares that it has inspected the house on site before signing this contract and has checked the current situation of the house area, design and planning status, ownership status, house structure, orientation, water, electricity, communication, air conditioning, gas, flue (if any), etc., interface, layout and capacity limitations and agree to accept it. Confirm that there is no objection to the leased area recorded in Article 1.2 of this contract agreement. Even if the leased area may be different from the building area measured by any third party, the building area in the suite or the area calculated by other calculations, Party B agrees not to rent, manage and any other fees calculated on the basis of the leased area.

If party a has not obtained the actual measurement report or the property ownership certificate indicating the building area when the contract is signed, party b shall, within 15 days after the delivery of the house, deem that the leased area of the house is consistent with clause 1. 2. If there is any error in the leased area agreed in the contract, the surveying and mapping agency designated by Party A with surveying and mapping qualifications shall conduct the final measurement of the leased area of the house, and the measurement fee shall be borne by Party B. If the error of the leased area exceeds ± 3% (excluding the original number), the rent calculated based on the leased area, lease deposit, property management fee and all terms related to the leased area stipulated in other clauses of this contract shall be adjusted accordingly, otherwise both parties shall No adjustments shall be made to the house’s rent, property management fees or any other payments calculated on the basis of the leased area.

2.4	Party B hereby confirms that Party A has the right to decide to change the name of the project or any part thereof at any time independently, while Party A shall notify Party B after the name has been change. Party A is not required to make any compensation or compensation to Party B for the name change of the project and any part thereof, and does not need to obtain Party B’s consent.

2.5	Party B confirms that the building number (if any), floor, room number or unit number of the house is actually arranged by Party A and may be different from the actual building number (if any), floor, room number or unit number, etc. Party B promises not to raise any claims or any other forms of claims against Party A because of the discrepancy between the programmed building number (if any), floor, room number or unit number and the actual one.

2.6	Party B hereby confirms that when going through the registration and filing procedures related to this contract, the registration and filing shall be carried out according to the number of the house agreed in this contract. If Party B expands the scope of registration and filing or makes other registration and filing errors, Party B shall immediately cancel the original registration. Record and re-register correctly, and compensate Party A (including any third party’s claim against Party A) for all losses caused by it.

Article 3 House Delivery

3.1	If Party A fails to deliver the premises within 90 days from the scheduled delivery date set forth in Article 2.2 of the Contract Agreement, Party A shall not bear any liability for breach of contract. However, if Party A fails to deliver the premises for more than 90 days, Party B shall have the right to terminate this Contract, and Party A shall not bear any responsibility except to return the lease deposit to Party B in full (without interest).

3.2	If the actual delivery date is delayed due to reasons solely attributable to Party A, the delivery date shall be subject to the delivery date determined by Party A in a separate delivery notice. The decoration period, lease term and the starting date of payment of the first installment in Article 3.8 of the Contract Agreement shall be automatically extended accordingly.

3.3	Party B shall go to the office of the property management department of the Premises (or the place designated by Party A) to handle the handover procedures of the premises on the scheduled delivery date or the delivery date specified in the delivery notice. Before handling the handover procedures of the Premises, Party B shall pay all the amounts payable to Party A according to this Contract before the delivery of the Premises, otherwise Party A has no obligation to deliver the Premises to Party B. Notwithstanding objection, this clause shall not affect the application of Article 3.4 of the General terms of this Contract. After Party A receives the full amount due by Party B, Party A shall deliver the premises to Party B in accordance with Appendix 2 hereof. The Parties agree that Appendix II and the confirmation documents (if any) signed by both parties upon delivery shall be the basis for acceptance inspection of the Premises returned to Party A by Party B upon termination or early termination of this Contract.

3.4	If Party B fails to complete the handover procedures with Party A on the agreed scheduled delivery date or the delivery date notified by Party A, it shall be deemed that Party A has completed the delivery of the Premises on the scheduled delivery date and the Premises are in full compliance with the delivery conditions agreed herein. The planned delivery date or the delivery date notified by Party A (with priority over the planned delivery date) shall be deemed as the actual delivery date, and Party A shall have the right to ask Party B to pay the fees that Party B should pay under normal delivery from such date. The decoration period shall also start from such date, and Party A shall not be liable for late delivery.

3.5	The Two Parties specifically confirm that if Party B actually enters the premises and starts or prepares to start the decoration and decoration works on the premises, or Party B has actually taken over the Premises, the Premises shall be deemed to have been delivered to Party B and meet the delivery conditions agreed herein. Nevertheless, Party A or the management company shall have the right to ask Party B to stop the construction and restore the premises to the pre-construction condition for Party B’s construction activities without the approval of Party A or the management company, and Party B shall be liable for the losses caused thereby.

3.6	If Party B fails to complete the acceptance and handover procedures within 7 working days from the planned delivery date or the delivery date notified by Party A (which is prior to the planned delivery date), Party A shall have the right to terminate this Contract, lease the premises, confiscate all the deposit and claim for all losses caused by such behavior of Party B.

Article 4 Rent, property management fees and other expenses

4.1	Rent

4.1.1.	Party B shall pay Party A the rent for each period of rent payment in accordance with the rent standard set forth in Article 3.2 hereof. In addition to the first rent, Party B shall pay Party A the rent of the next rent payment period in advance before the 20th day of the month at the end of each rent payment period after the delivery of the premises (i.e., before the 20th day of the calendar month) (if the 20th day is a holiday, the rent shall be paid on the most recent working day before).

4.1.2.	In addition to the first rent, if the prepaid rent corresponds to less than one full rent payment cycle from the first day of the period to the last day of the rent payment cycle, or the lease within the last rent payment cycle when the lease expires or is terminated early If the period is less than a complete rent payment cycle, the rent for this period shall be calculated according to the daily rent standard of the rent stipulated in this contract multiplied by the actual number of leased days in this period, that is, the current rent is: daily rent per square meter X leased area X lease number of days.

4.2	Property management fees

4.2.1	Party B shall pay to Party A or the management company designated by Party A (hereinafter referred to as the “management company”) the property management fee of the house during the lease period, and the property management fee shall be used by Party A or the management company independently.

4.3	Utility bill

4.3.1	During the lease and decoration period, Party B shall bear the water, electricity, gas, natural gas, communication charges, air conditioning supply charges during abnormal office hours of the project and the charges for the operation and/or use of the facilities and equipment listed in Appendix II of this Contract (collectively referred to as “utility charges”). The above abnormal office hours refer to the hours outside the normal office hours of the project as stipulated in Article 1.4 of the Contract Agreement. If Party B wants to supply air conditioners or operate or use the facilities and equipment listed in the appendix during abnormal office hours, it shall make a written application to Party A or the management company in advance and can only use the equipment with the consent of Party A or the management company. The expenses for the supply of air conditioners and the operation and use of the facilities and equipment listed in the Appendix hereto shall be paid by Party B separately according to the cost standard set by Party A and the written notice issued by Party A.

4.3.2	Party A shall, upon receipt of the relevant fees paid by Party B, issue a corresponding bill of equal amount to Party B. For the avoidance of doubt, unless otherwise agreed by both parties in writing, the receipt or invoice issued by Party A to Party B shall be subject to the corresponding amount paid by Party B reaching the collection account designated by Party A. Otherwise, Party A shall have the right to refuse or delay the issuance without any liability.

Article 5 Security Deposit

5.1	If Party B violates the stipulations of this contract, Party A has the right /but not the obligation to use the rental deposit to offset the payment payable by Party B (but Party B has no right to use the lease deposit to offset the payable rent and other expenses), and/or as Party A’s Compensation for losses suffered, and/or non-refundable in accordance with this contract. If the lease deposit is insufficient, Party B shall make up the difference within 7 days after receiving the notice from Party A. During the lease period, Party B shall not require Party A to deduct all the money it must pay to Party A from the lease deposit it has paid or other deposits agreed in this contract for any reason.

5.2	When the lease relationship is terminated, Party B has settled all the expenses of the house and completed the cancellation or modification of the business license with the registered address or business address, the cancellation of the lease record registration of the house, and the completion of the registration of the house. Water, electricity, gas, communication, network, etc., and on the premise that the house is returned in accordance with this contract, after Party A receives the original deposit receipt and Party B returns the house and completes the relevant cancellation and change procedures Within 30 working days, the remaining part of the lease deposit (if any) after deducting the corresponding expenses shall be refunded to Party B in one lump sum without interest.

Article 6 Repair and Decoration of the House

6.1	Unless otherwise stipulated in this contract, Party A’s maintenance responsibility for the house is limited to the main structure of the house and the ancillary facilities provided by Party A listed in Appendix 2. Party A has the right to change the overall structure, layout and arrangement of the public area of the project after prior notice. Party A shall keep the public areas and facilities clean and in good condition. Party B shall be liable for any loss or damage to the project due to Party B’s fault, negligence and / or negligence. It needs to be clear that any payment obligation of Party B under this contract is not based on whether Party A and the management company complete any maintenance and repair obligations and other obligations under this contract.

6.2	Party A has the right to clean up and dispose of any boxes, cartons, garbage or other obstructions of any kind or nature left or not disposed of by Party B outside the premises by such means as Party A deems appropriate without giving notice. Party A shall not be liable to Party B or any other person for this reason. Party B must pay to Party A all expenses or expenses arising from its implementation of this Article.

6.3	Party B agrees that Party A or the third party entrusted by Party A shall, after notifying Party B in advance, enter the house at all reasonable time to inspect the maintenance status of the house, take inventory or inspect the interior of the house, regardless of whether it is accompanied by maintenance personnel or carrying tools. Ancillary facilities provided by the party, test wires and carry out necessary repair and maintenance works.

6.4	In the event of an emergency, if Party A is accompanied by Party B’s personnel to enter the house during office hours, while in non-business or office hours or when Party B cannot be contacted, Party A or its authorized representative may without prior notice forcible entry into the premises. Party A is not required to bear any responsibility for exercising the rights under this article or to compensate for the damage caused by entering the house.

6.5	Party B shall be responsible when the house is damaged, or any person is injured in the house, or a fire or accident occurs in the house, or water pipes, gas pipes, wires, communication cables, devices, appendages or other facilities in the house appear In the event of damage, rupture or defect, notify Party A and the management office immediately orally and in writing.

6.6	Without the written consent of Party A, Party B shall not arbitrarily or allow others to carry out any decoration, modification, addition or addition of the house and its decoration, auxiliary facilities and equipment. If Party B finds that the house and the decoration, ancillary facilities or equipment provided by Party A listed in ExhabitII of this contract are damaged or faulty, it shall promptly notify Party A or the management company to come to repair it and shall not handle it without authorization. Party B shall start maintenance within 48 hours after Party B’s notice. If Party B or its employees, contractors or agents handle without authorization, Party B shall be responsible for compensation for any damage, personal injury and property loss related to this. However, in case of emergency, Party B may make temporary repairs within the limit of reducing the immediate damage or risk to Party B’s property and employees.

6.7	Party B shall be responsible for the repair and maintenance of the house and/or the ancillary facilities and equipment for its decoration, addition, addition and alteration, while Party A shall not be responsible for repair and maintenance. All expenses incurred, including taxes and government charges, shall be borne by Party B. During the lease period and decoration period, if the government department puts forward any rectification requirements for the decoration of the house, the relevant responsibilities and expenses shall be borne by Party B.

6.8	Party B shall be responsible for keeping the house and the decoration, facilities and equipment provided by Party A in good and usable condition (excluding natural wear and tear). The replacement or addition of consumables (such as light bulbs) in the house shall be the responsibility and expense of Party B.

6.9	Without the prior written permission of Party A, Party B shall not use the exterior wall of the project or the area not leased by Party B in any way. If Party B requests to install Party B’s logo or advertisement on the external wall of the project or in the area not leased by Party B, it must obtain the consent of Party A and the relevant competent government department in advance and pay relevant fees to Party A, and follow Party A’s unified requirements for design and installation ( See Tenant Rules and Decoration Rules for details). Party B shall install and maintain such signs or advertisements at its own expense and shall purchase insurance. Party B shall be responsible for the approval, installation, use, replacement, cleaning, maintenance and maintenance of the signboards and advertisements set up by Party B, and shall bear all the expenses and responsibilities arising therefrom. Party B shall be fully responsible for any safety accidents caused by the signs or advertisements installed and placed by Party B, and Party A shall have the right to demand compensation from Party B if Party A suffers any losses due to the installation and placement of such signs or advertisements. Party B shall restore the place where the signs were installed to its original state at its own expense when returning the house. The contents of the advertisements published by Party B inside and outside the house must not violate the rental purpose of the house and the brand and name of the goods operated by Party B, and the advertisement release and advertisement content must comply with the Chinese Advertising Law and relevant laws, regulations, etc. If there is any violation, Party B shall bear all legal responsibilities. If any third party raises a dispute over the content of the advertising signboard/advertising light box provided by Party B, Party B shall bear the consequences arising therefrom, and Party B shall compensate Party A for losses caused by this. The specific matters shall be agreed upon by both parties in a separate agreement.

6.10	When signing this contract, Party B confirms that it has received and guarantees to arrange the design and decoration plan in accordance with the provisions of the ” Tenant Code” and “Decoration Code”, and strictly abide by the ” Tenant Code”, “Decoration Code” and its amendments during the decoration period. Regardless of whether there is an agreement to the contrary in this contract, if there is any inconsistency between the content stipulated in this agreement and the content of the ” Tenant Code”, “Renovation Code” and its revisions, the ” Tenant Code”, “Renovation Code” and their revisions shall prevail.

6.11	The decoration deposit stipulated in Article 3.5 of this contract agreement and other expenses during the decoration period to Party A on or before the delivery date. If Party A suffers any loss due to Party B’s decoration of the house, Party A has the right /but not the obligation to deduct the money from the decoration deposit to compensate Party A for the loss suffered thereby. If the decoration deposit is insufficient, Party B shall make up the difference within 7 days after receiving the notice from Party A. Party B shall notify Party A and the management company after the decoration is completed, and within 30 working days after Party A and the management company have passed the inspection of the house and passed the various inspections and acceptances of the government departments, Party A shall deduct the decoration deposit after deducting the amount due to Party B’s decoration. The loss (if any) caused by the house to Party A shall be refunded to Party B in one lump sum without interest. If Party B needs to renovate the house after the renovation period, the above provisions shall apply.

6.12	Party B shall submit to Party A all kinds of drawings, mechanical and electrical facilities configuration instructions and construction instructions required for decoration 30 days before entering the house for decoration, and report to Party A for review. Party B restores the original state and compensates for the loss; Party A’s permission is not regarded as any guarantee and recognition of the legal compliance of Party B’s decoration, and Party B’s decoration still needs to pass the government’s legal compliance requirements. If Party B causes losses to Party A due to Party B’s illegal decoration Party B shall make compensation. Before starting construction, Party B must obtain written consent or approval from all necessary government departments for its decoration project (including drawings and designs). All expenses incurred due to reporting to government departments for approval shall be borne by Party B. Before the completion of the decoration, Party B shall report to Party A for project acceptance. After obtaining all necessary acceptance certificates from relevant government departments (including but not limited to fire protection acceptance certificates) and Party A’s acceptance, Party B can start business. Those who have not passed the acceptance Party B shall complete the rectification within 15 days and shall pay the rent in accordance with this contract. If Party B fails to complete the rectification on time due to its own reasons, Party A has the right to notify Party B in writing to terminate this contract and follow the provisions of Article 12.2 of the General Terms of this Contract Party B shall pay Party A daily liquidated damages during the completion of overdue rectification according to three times the sum of the highest annual daily rent and property management fee. During the lease period, if Party B conducts decoration again, it shall apply to Party A in written form, while it shall no longer enjoy the discount of the decoration period.

6.13	During the decoration period, if Party B violates the agreement of this contract, Party A has the right to require Party B to stop work immediately for rectification. Party B shall undertake.

6.14	If any government department in charge of the decoration of the house (including but not limited to fire-fighting facilities) proposes any rectification requirements, Party B must modify its decoration in accordance with the requirements of the government department in charge and independently resolve all responsibilities and expenses caused by such modifications, including but not limited to the responsibilities and expenses arising from the impact on the lessee of the adjacent house and/or Party A. Party A shall not bear any responsibility and expense for this. If any competent department of the government proposes any rectification requirements for the adjacent buildings (including but not limited to fire-fighting facilities), Party B must provide all necessary assistance in accordance with the requirements of relevant government departments and/or Party A or the management company. Any loss (if any) suffered by Party B due to this shall be resolved through negotiation between Party B and the tenant of the adjacent house, while Party B shall not refuse or delay the above-mentioned assistance on the grounds of such loss. Party A shall not be liable for Party B’s losses (if any). If Party B fails to carry out the rectification of the house decoration (including but not limited to fire-fighting facilities) in accordance with the requirements of the government department, Party A has the right to make the rectification and require Party B to bear the relevant expenses. If the government department imposes penalties on Party A due to the above rectification reasons, Party A has the right to seek compensation from Party B.

6.15	Party B shall not require Party A to bear any form of responsibility for the following losses or damages on the grounds that the decoration/decoration/reconstruction/expansion plan and drawings of the house have been approved by Party A at any time: (1) Any form of personal or property damage that occurs during construction; (2) Losses due to failure to pass the inspection and acceptance of fire control, sanitation, production safety or other industry authorities after the construction is completed; (3) Loss, damage and personal injury caused by decoration and additional equipment and facilities after they are put into use; (4) Other losses related to Party B’s decoration behavior or results.

If any loss is caused to Party A or a third party due to the occurrence of the above circumstances, Party B shall compensate for all losses. If Party A pays first, Party A has the right to seek compensation from Party B.

6.16	Before entering the site according to the contract, Party B shall complete the production and installation of the enclosure of the decoration site. Specific regulations such as the size, screen and brand logo use of the fence shall meet the requirements of Party A or the management company. If Party B delays the completion of fence production and installation by 1 day, it shall pay a penalty of RMB 1,000 per day. If the delay exceeds 10 days, Party A has the right to choose to designate a third party to make and install the corresponding fence according to Party A’s requirements. The expenses thus incurred shall be borne by Party B, and Party A has the right to deduct correspondingly from the lease deposit paid by Party B.

6.17	Party B shall be responsible for the fire safety of the house, and shall comply with the “Fire Law” and other relevant laws and regulations, ensure that the responsible area meets the fire protection requirements, and ensure that the fire protection facilities and equipment are complete, intact and effective, and the safety passages are unobstructed. Party B shall actively conduct self-examination and implement corrective measures for fire hazards. If Party B violates safety responsibilities, Party A has the right to urge rectification.

6.18	Party A has the right to independently decide to redecorate or add or rebuild (including adding or rebuilding original facilities) the whole or part of the project (including the area leased by Party B). If the area leased by Party B is involved and the negotiation between the two parties fails, Party A has the right to give Party B a written notice 3 months in advance to terminate the lease period in advance, and Party A does not need to bear any compensation or liability for compensation. Party B shall return the house in accordance with Article 13 of the General Provisions of this Contract.

Article 7 Rights and obligations of both parties

7.1	In addition to the obligations of Party A stipulated in other clauses of this contract, Party A shall also perform the following obligations:

7.1.1.	Party A shall deliver to Party B the houses, ancillary facilities and equipment that meet the requirements and conditions stated in this contract, and Party B shall use them in accordance with the business purposes and conditions stipulated in this contract;

7.1.2.	During the contract period, Party A has the right to maintain all the facilities and equipment in the house, while must notify Party B in advance;

7.1.3.	Unless otherwise stipulated in this contract, Party A shall bear the taxes and fees payable by the lessor related to the house;

7.1.4.	Without reasonable reasons, Party A shall not interfere with or hinder Party B’s normal and reasonable use of the house.

7.2	In addition to the obligations of Party B stipulated in other clauses of this contract, Party B shall also perform the following obligations:

7.2.1	Strictly abide by the tenant rules, decoration rules and the project management regulations formulated and modified by Party A and/or the management company from time to time;

7.2.2	No defacement, destruction or unauthorized use of public areas, public facilities and equipment;

7.2.3	Without the prior written consent of Party A, no advertising signs shall be displayed outside the house; any promotional activities or similar activities shall not be carried out outside the house; Party A’s project name, logo or Party A’s name, logo, etc. shall not be used without authorization;

7.2.4	the decoration and decoration work for the house has been completed and passed Party A’s acceptance before the opening date of the house, and obtain all approvals, business licenses, qualification certificates and permits for legal activities in the house, and shall update them in due course Such approvals, certifications, business licenses and permits. Party B shall provide the originals of all these documents (including updated documents) to Party A for review in a timely manner, and provide a copy for Party A to keep;

7.2.5	Before signing any contract with wireless network service content with operators or other organizations, Party B shall obtain written permission from Party A. The coverage of Party B’s wireless network service is limited to the house, and the frequency band selected by Party B shall not conflict with the frequency band selected or reserved by Party A.

7.2.6	Party B shall always have the legal and effective intellectual property rights (including but not limited to registered trademarks) related to the performance of this contract during the term of this contract, or the right holder’s authorization to allow Party B to legally use such intellectual property rights, and guarantee that it shall not infringe upon Party A Party and any third party’s intellectual property rights. Party B shall ensure that Party A is free from all disputes and controversies related to intellectual property rights (including disputes and controversies with obligees and consumers) and administrative penalties. If Party A suffers losses due to this, Party A has the right to demand full compensation from Party B (including but not limited to any advance compensation expenses, joint compensation expenses, administrative fines, attorney fees, litigation fees, etc.).

7.2.7	6 months of the lease term, Party A has the right to notify Party B in advance and lead potential tenants to inspect the house, while should try not to affect Party B’s office.

7.3	other special terms

7.3.1	Without the written consent of Party A, Party B shall not use or store liquefied petroleum gas or other canned gases in the premises.

7.3.2	Party B shall bear the expenses arising from the cleaning of certain special types of rubbish and waste in the house.

7.3.3	Party B shall repair, maintain, update and replace, and clean the equipment and facilities installed by Party B in the house at its own expense according to Party A’s requirements within the contract period.

7.3.4	If Party B needs to modify Party A’s fire-fighting facilities, it must obtain Party A’s written consent and the approval of relevant government units, and Party B shall bear the expenses incurred.

7.3.5	The actions of Party B shall not damage the neighbor relationship. If its behavior violates laws, regulations or relevant regulations of the competent government department, or constitutes a nuisance to Party A and/or a third party, Party A has the right to order Party B to rectify or stop the relevant behavior. The penalty for Party B’s behavior (Including punishments imposed by government departments on Party B’s behavior) shall be borne by Party B.

7.3.6	Party B handles the application and approval procedures required by the state for planning, environmental protection, sanitation, water, electricity, gas, communication, fire protection, etc. related to operation, design, and decoration by itself, and the related expenses incurred shall be borne by Party B.

7.3.7	Party B guarantees that the leased house shall not produce environmental pollution (including but not limited to water pollution, air pollution, noise or other toxic, harmful and health-threatening waste, etc.), and shall not cause any impact on the neighbors of the leased house (including but not only Limited to obstruction, infringement, complaints, etc.), the house shall not be used for P2P, medical beauty companies, dangerous goods, biological, chemical experiments and other risky industries, and shall not affect Party A’s second lease due to Party B’s reasons.

7.4	During the performance of this contract, Party B shall bear the debts and other civil responsibilities incurred by its suppliers, customers and other third parties in its business activities. If any economic losses are caused to Party A, Party B shall be liable for compensation.

7.5	Party B shall be liable for compensation to the third party for personal and/or property damage caused to the third party due to Party B’s reasons.

7.6	Party B hereby guarantees to Party A: within the effective period of the contract and after the termination of the contract, without the written permission of Party A, Party B shall not provide or disclose this contract and related agreements, attachments and letters related to this contract to any third party in any form At the same time, Party A’s operation and business information and other confidential information obtained during the lease process shall not be provided or disclosed to any third party in any form. If Party B violates the confidentiality obligations stipulated in this contract and causes losses to Party A, Party B shall make full compensation. At the same time, Party A has the right to unilaterally notify Party B to terminate this contract and be liable for breach of contract in accordance with Article 12.2 of the General Terms of this Contract responsibility.

7.7	The two parties form a lease contract relationship based on this contract, and no other relationship such as agency, joint venture or partnership shall arise, and Party A shall not bear any responsibility for Party B’s actual operating conditions.

7.8	If within the term of Party B’s lease of the house, the land use right within the house is taken back in advance according to law, or is requisitioned and used due to social public interests or urban construction, the compensation issued by the government department (including but not limited to Compensation for the value of expropriated houses; compensation for relocation and temporary resettlement caused by expropriated houses; compensation for production and business suspension losses caused by expropriated houses) shall be enjoyed by Party A, and Party B shall not be entitled to any compensation.

Article 8 Insurance

8.1	During the validity period of this contract, Party B shall purchase comprehensive public liability insurance and property all risks, the scope of the insured includes but not limited to Party A and Party B, and keep the insurance policy valid within the contract period, and all expenses arising therefrom shall be borne by Party B. The scope of compensation of the insurance policy includes while is not limited to Party B’s liability, personal injury, guest property, first aid liability, advertising equipment and other related clauses. In the event of an accident, if Party B has not purchased the aforementioned insurance or the insured amount is insufficient, all losses (including losses within the compensation scope of the aforementioned insurance policy) and responsibilities arising therefrom shall be borne by Party B.

8.1.1.	The limit of compensation for each accident in the policy shall not be lower than the requirements in the table below:

Lease area	Compensation limit per accident (not less than)
Less than 100 m² (including the number)	RMB 500,000
100m² - 300m²	RMB 1000,000
More than 300 m² (including the number)	RMB 2000,000

Party B shall, submit the above-mentioned insurance policy and proof of premium paid to Party A, within 30 days after the renovation period expires, to prove the valid existence of such insurance. Party A may also ask Party B to provide written proof that the insurance it has purchased is valid and meets the requirements at any time.

8.2	During the decoration period, Party B must insure the construction project all risks (including third party liability insurance) for the decoration of the house. The scope of the insured includes but not limited to Party A, Party B and the contractors and subcontractors hired during the insurance period, and Ensure that the insurance is in effect when construction starts, so that it shall continue to be effective during the renovation period. At the same time, the compensation scope of the insurance policy includes but not limited to the material loss and third party liability during the decoration period.

8.2.1	The third-party liability insurance in the insurance policy shall have a compensation limit for each accident that shall not be lower than the requirements in the following table:

Lease area	Compensation limit per accident (not less than)
Less than 100 m² (including the number)	RMB 500,000
100m² - 300m² _ _ _	RMB 1000,000
More than 300 m² (including the number)	RMB 2000,000

Before starting the decoration, Party B shall submit the above-mentioned insurance policy and proof of premium paid to Party A to prove the effective existence of such insurance, which shall be the necessary prerequisite for Party B to enter the site for decoration. During the renovation period, Party A or the management company may at any time require Party B to provide written proof that the insurance it has purchased is valid and meets the requirements.

8.3	If Party B fails to purchase insurance or make up for the increased premium as agreed herein, Party A shall have the right to notify Party B in writing to make rectification within a certain period. If Party B fails to make rectification within the time limit, it shall pay Party A a penalty of RMB [1,000] per day. Party A shall have the right but not the obligation to purchase the relevant insurance on behalf of Party B. Party B shall bear the insurance expenses arising therefrom and Party A shall have the right to deduct them from the lease deposit already paid by Party B.

8.4	Loss or damage to Party B due to reasons beyond Party A’s control due to fire, overflow, smoke or any other reasons related to stagnation or defects related to elevators, escalators, air conditioners, toilets and other public areas and public facilities in the project where the house is located, Party A shall not be liable for any loss or damage to Party B that is not caused intentionally by Party A. Party B confirms that it has fully assessed its contingent risks in the rental unit and its surrounding environment, and purchased commercial insurance (including but not limited to property all risks and public liability insurance) that meets the assessment conclusion at its own expense, so as to avoid relevant risks of Party B. Party B shall deliver the copy of the commercial insurance policy purchased by Party A to Party A for filing. If Party B fails to purchase commercial insurance, Party B shall be responsible for all property losses of Party B that should have been compensated through such insurance claims. And Party A has no obligation to undertake.

Article 9 Sublease, assignment and exchange

9.1	Without the written consent of Party A, Party B shall not sublease, sublease or give up the lease of the house or any part thereof in any form, or sublease, borrow, share, jointly operate or contract the business to others, or through equity transfers, etc. Any way that causes any non-party to this contract to substantially obtain the use or occupation of the house or any part of it during the contract period. Without the written consent of Party A, Party B shall not transfer the rights and obligations under this contract to others, nor shall it exchange the house with the house rented by others.

9.2	Both parties hereby expressly agree that: during the contract period, Party A has the right to sell or mortgage the house or the entire project, mortgage the house or the entire project, and has the right to negotiate with the mortgagee on the premise of not violating national laws and regulations. Agreement to dispose of the house by discount or sale or other means. In the event that Party A sells or discounts or sells the house or the entire project, Party A must notify Party B within a reasonable period. Party B hereby expressly undertakes that: Party B waives any right of first refusal obtained by Party A for selling, mortgaging and otherwise disposing of the house in accordance with the foregoing agreement. If Party A or the new house owner requests that Party B sign a new house lease contract with the new house owner, Party B shall unconditionally cooperate to sign it.

Article 10 Party A’s liability for breach of contract

10.1	During the contract period, if Party A fails to perform the repair and maintenance responsibilities stipulated in this contract in time, and the house is damaged or lost due to Party A’s reasons, and Party B’s property loss or personal injury is caused, Party A shall be liable for compensation, and such compensation liability is limited to Party B’s direct losses do not include indirect losses and Party B’s expected benefits.

10.2	Party A or the management company may enter the house for inspection or take appropriate measures after contacting Party B in advance for the repair, maintenance, sanitation, safety, fire prevention or personnel rescue of the house. However, Party B agrees that under the following circumstances, Party A shall not be liable for the losses incurred (and unless otherwise stipulated in this contract or otherwise agreed in writing by Party A, the rent and other expenses under this contract shall not be reduced or suspended or suspended):

10.2.1.	Due to the repair and maintenance of the house or its adjacent houses or the project, or the decoration, addition or alteration of the house or its adjacent houses or the project in accordance with the procedures agreed in this contract, the project or the house shared Temporary suspension of use of facilities, or temporary interruption of water, electricity, telephone, fax or other related services or supplies of the house, thereby causing losses to Party B or its related personnel;

10.2.2.	Party B or its related personnel suffer losses due to no fault of Party A;

10.2.3.	Personal injury or property loss in the house at any time not caused by Party A;

Article 11 Party B’s liability for breach of contract

11.1	If Party B withdraws the lease midway without authorization, Party A has the right to choose to require Party B to continue to perform the contract and to claim compensation from Party B for the losses incurred or to terminate the contract and deal with it in accordance with Article 12.2 of the general terms of this contract.

11.2	0.3% of the overdue payment shall be paid to Party A for each overdue day late fee. Unless otherwise stipulated in this contract, if any of the above-mentioned payments are overdue for more than 7 days, Party A or the management company has the right to cut off the water, electricity supply or other services of the house or take other legal measures and actions until Party B’s aforementioned violations are resolved. Correction, during the period of cutting off water, electricity supply or other services, Party B still has to pay rent and property management fees in accordance with the provisions of this contract, and Party B shall bear all other consequences and all expenses arising therefrom (including reconnection ). charges for water and electricity supply).

11.3	If Party B fails to obtain Party A’s written consent or exceeds the scope of Party A’s written consent and requires to renovate the house or add auxiliary facilities, Party A has the right to require Party B to restore the original state of the house, compensate for the losses and pay 30% of the losses as liquidated damages. If Party B has not recovered within 7 days after Party A’s written notification, Party A has the right to restore on its behalf, and all expenses incurred shall be borne by Party B. Party A has the right to directly deduct the aforementioned expenses and liquidated damages from Party B’s security deposit.

11.4	Complete the procedures for cancellation or change of the business license with the registered address or business address within 45 days after the lease term expires or after the contract is terminated or terminated in advance, and completes the water, electricity, In the case of cancellation or change procedures of gas, communication, network, etc., or the cancellation of the rental record registration of the house (if any), Party A shall pay liquidated damages to Party A at twice the average daily rent of the last lease year from the date of expiration until Party B has completed the above cancellation, account cancellation or change procedures. If Party B refuses to perform this obligation, Party A has the right to change the address on Party B ’s business license from the address of the house to another address, or take other means to cancel the registration of the address on the leased house.

11.5	Party A is responsible for repairing and maintaining the house and its auxiliary facilities in accordance with the provisions of this contract, while if the house is damaged (including but not limited to the loss of the house) due to Party B’s intentional, fault, negligence or/and negligence, If this affects the normal operation of the house or even the project, Party B promises to be responsible for the repair of the damage at its own expense or to compensate Party A for the actual loss and continue to pay Party A rent and property management fees and other related expenses according to this contract until the lease expires.

11.6	If Party B does not use the public area in accordance with the requirements of Party A and the relevant regulations of the project, Party B shall promptly correct the violation. At the same time, Party B shall pay Party A liquidated damages based on twice the current daily rent of the house, calculated according to the area of the public area actually occupied by Party B.

11.7	If Party B violates the relevant laws and regulations of the People’s Republic of China and any agreement in this contract, or any liability arising from a dispute with a third party, Party B shall bear all responsibilities by itself and compensate Party A for any losses caused by it (including Party A’s compliance with Party B’s Party B must compensate for the administrative penalty suffered due to the requirement to sign this contract.

11.8	Party A’s losses include while are not limited to the actual expenses incurred by Party A due to Party B’s breach of contract, the rent discount during the renovation period, the cost of restoring the house to its original state, the cost of performing obligations on behalf of Party B, and the extra space to be borne by re-finding a third-party lessee. The loss of rental income during the closing period and the renovation period given to the third-party lessee and the reduction of other expected benefits of Party A, as well as the costs, expenses, intermediary fees, consultant fees, Service fees to be paid to third parties, liquidated damages assumed or compensation paid, litigation /arbitration fees and attorney fees, etc.

Article 12 Modification and termination of the contract

12.1.	Unless otherwise stipulated in this contract, both parties agree that in any of the following circumstances, this contract shall be terminated, and both parties shall not be liable for each other:

12.1.1.	The land use right within the area occupied by the house is taken back in advance according to law;

12.1.2.	The house is requisitioned and used for social public interests or urban construction;

12.1.3.	The house is lost, severely damaged or identified as a dangerous house, so that it cannot be used and cannot be repaired within 90 days;

12.1.4.	Due to the mortgage on the house, the mortgagee disposes of it.

12.2.	Both parties agree that if Party B falls under any of the following circumstances, Party A has the right to unilaterally terminate this contract by notifying Party B in writing. If Party A gives a written notice to terminate this contract, all payments made by Party B, including but not limited to rent, lease deposit, utility fee deposit and other expenses, shall not be refunded. At the same time, Party B shall immediately make up to Party A all the preferential fees given to Party B by Party A during the decoration period, preferential period (if any), operation support period (if any), and property management fees; The monthly rent is calculated as the sum of 6 months’ rent and 6 months’ property management fee as a one-time compensation for the losses caused to Party A due to the following breaches of contract; if it is not enough to make up for Party A’s losses, Party B shall also compensate for the difference. Party B’s liability for breach of contract in accordance with the provisions of this contract shall not affect its responsibilities and obligations in accordance with other provisions of this contract.

12.2.1.	Changing the use of the house without the written consent of Party A;

12.2.2.	Changing the structure of the house without the written consent of Party A or causing damage to the main structure of the house or causing the house to be lost, seriously damaged or identified as a dangerous house;

12.2.3.	Without the written consent of Party A, sublease part or all of the house, transfer the lease right of the house, or exchange the rented house with others;

12.2.4.	Overdue payment of rent or any other sum payable for more than 14 days (whether formally pursued or not);

12.2.5.	Use the house for any illegal, illegal operation or purposes other than the business scope listed in Party B’s business license;

12.2.6.	Violation of other provisions of this contract, and Party B fails to correct within seven days after Party A’s written notice;

12.2.7.	Party B’s business and financial situation deteriorates, or is involved or is about to be involved in major litigation or arbitration or other legal disputes, and Party A believes that Party B is unable to perform this contract;

12.2.8.	Entering liquidation procedures, or the property of Party B is enforced, or Party B is taken over by a receiver;

12.2.9.	The owner of the intellectual property rights informs Party A in writing or claims in other ways that Party B has infringed its intellectual property rights, or Party A learns that Party B has infringed the intellectual property rights of a third party through other channels; is revoked or the term expires, or/and the brand agency or management right has not been licensed or the previously obtained license is revoked, terminated or suspended, or the term expires;

12.2.10.	Party B has a fire or other safety responsibility accident during the decoration and operation of the house, causing Party A’s major personnel or property losses, or the accident caused personnel casualties or property losses while Party B refuses to make insufficient compensation.

12.2.11.	Party B has vicious complaints from customers or Party B’s business image seriously affects the overall image and reputation of Party A or other tenants, including but not limited to Party B ’s administrative punishment, criminal punishment due to suspected illegal business operations, criminal offenses or any other reasons. Events such as filing a case or judicial seizure.

12.2.12.	Other circumstances stipulated in this contract that Party A has the right to unilaterally terminate the contract.

12.3.	Both parties agree that if one of the following circumstances is caused by Party A, Party B may notify Party A in writing to terminate this contract, and Party A shall bear the direct losses caused to Party B (excluding expected benefits):

12.3.1.	The house has been sealed up by judicial organs or competent administrative organs according to law and has not been rectified within 90 days;

12.3.2.	The ownership of the house is in dispute, and the opponent has provided necessary evidence, which has caused Party B to be unable to operate normally for more than 90 days;

12.3.3.	The house has violations of laws and administrative regulations on mandatory house use conditions, and after being investigated and dealt with by the competent administrative agency, Party A has not completed rectification within the prescribed time limit, causing Party B to be unable to operate normally for more than 90 days.

Article 13 Return of the house

13.1.	Party B shall return the house to Party A on the date of termination of this contract /or the date when Party A’s written notice of unilateral termination of the contract issued by Party A in accordance with the general provisions of this contract is served to Party B/or the date of early termination of the lease term. Party B shall move the added movable items out of the house before the expiry date or the termination date, and remove the added decoration, equipment, facilities, additions and alterations (hereinafter referred to as “immovable items” that are inseparable from the house) ) to restore the house to its original state (the original state of the house shall be determined according to the standards listed in Exhabit2), and Party B shall bear the expenses incurred thereby. If Party A agrees in writing that Party B does not need to restore the house to its original state, Party A shall have no obligation to make any compensation and/or compensation for the addition, addition or alteration of the house and/or its decoration, equipment and facilities by Party B.

13.2.	If Party B fails to return the house in accordance with Article 13.1 of the General Terms of this Contract, Party A or the management company has the right to take measures to stop the supply of water, electricity and other energy sources to the house, to control the entry and exit of personnel and goods from the house, Compulsory measures such as preventing Party B from continuing to open and operate.

13.3.	Both parties agree that if Party B fails to return the house for 7 days in accordance with the provisions of Article 13.1 of the General Terms of this Contract, Party A has the right to open the door lock of the house and replace the door lock at any time. All items shall be regarded as garbage or abandoned by Party B who waives the ownership and all rights of such items. Party A has the right to move these items out of the house by itself or hire a third party, or sell, transfer, Throw it away, treat it as garbage or dispose of it in any other way, and dismantle, repair and restore all the decoration, ancillary facilities and equipment in the house, and take back the house without any compensation to Party B. All expenses such as notarization fees, witness fees, lawyer fees, cleaning fees, storage fees, demolition fees, repair fees, transportation fees, garbage removal fees and restoration fees incurred by Party A in the above process to complete the restoration to the original state shall be borne by Party A. Party B shall undertake.

13.4.	When Party B returns the house, if Party A finds that the house and/or the decoration, equipment and facilities listed in the appendix of this contract are damaged or lost (except for natural wear and tear), Party A has the right to demand compensation from Party B for the loss, and also has the right to directly claim from Party B Deducted from rental security deposit. If the lease deposit is insufficient to compensate Party A for losses, Party A has the right to require Party B to make up the difference.

13.5.	If Party B delays in returning the Premises, it shall pay the occupancy fee to Party A at the rate of twice the maximum daily rent during the lease term from the date of delay until the date when Party B returns the Premises or the date when Party A takes back the Premises in accordance with the provisions of this Article. Also bear the property management fee, water, electricity and other expenses of the house during the occupation period. If Party B fails to move out of the premises within the time limit and causes other losses to Party A, Party B shall also be liable for compensation.

13.6.	During the lease term, if Party B moves out of the Premises without Party A’s consent and the Premises are occupied by a third party without Party A’s consent, Party B shall be liable for all losses and expenses incurred by Party A due to its own moving out and the Premises being occupied, regardless of whether Party B knows or agrees to such occupation.

13.7.	When this contract is terminated, if Party B owes Party A, the management office or other payments related to this contract, Party B agrees to keep the items in the house in the house or other places designated by Party A at that time. Party A or the management office has the right to prevent Party B from transferring, hiding property or evacuating without authorization without paying the above-mentioned payables.

Article 14 Waiver of Rights

14.1.	When Party A accepts rent or other payments under the circumstances of Party B’s breach of contract, it shall not be deemed that Party A has waived the right to pursue Party B’s liability for breach of contract. When the rent or other payment paid by Party B is less than the amount stipulated in this contract, or Party A accepts the insufficient rent or other payment, it shall not be deemed that Party A agrees to Party B’s underpayment of rent or other payment, nor shall it affect Party A’s recourse to the owed party. The right to lease arrears and other rights stipulated in this contract and the law. In addition, Party A’s failure or delay in exercising any rights under this contract shall not mean a waiver of such rights. Any waiver of Party A’s rights shall be subject to a written and express statement signed by Party A.

14.2.	The lessee is fully aware that in order to improve the efficiency of the use of the leased house and reduce the loss of vacant shops, if the lessee intends to lease after the expiration of the lease term, the way for the lessee to exercise the priority renewal right is as follows: six months before the lease term expires Submit a written application to the lessor for lease renewal, and sign a formal written agreement with the lessor on lease renewal 3 months before the lease term expires. If the lessee fails to submit an application for renewal of the lease on time, or both parties fail to sign a formal written agreement 3 months before the lease term expires, or the lessee has any breach of contract during the lease term, the lessee shall no longer have the priority to renew the lease, the lessor has the right to choose the lessee freely.

Article 15 Notice

15.1.	Any notice or communication, if delivered directly, shall be deemed to have been delivered when it is signed by the receiving party or its authorized person; If E-mail is used, it shall be deemed to have been delivered when it reaches the other party’s mailbox system; If it is sent by domestic or international express, it shall be delivered on the date of delivery due to the express supplier. If it is returned and no one finds it due to the reasons of the recipient, it shall be deemed to have been delivered on the third day after sending.

15.2.	For any notice or contact sent to Party B, Party A may send it to either address 1 or address 2 mentioned in Article 4.1 of this Contract Agreement. After Party B receives the house, any notice given to Party B if the notice states that Party B is the recipient and is left at the house, it shall be deemed to be sent to Party B with certainty, and it shall be deemed to be issued by Party B in the next working day. day received.

15.3.	If one party designates another address or changes address, it must promptly notify the other party in writing. The party that fails to notify shall bear the legal consequences unfavorable to it.

Article 16 Validity and commitment of the contract

16.1.	The appendix or appendix of this contract is an integral part of this contract and has the same legal effect as this contract.

Article 17 Applicable Law and Dispute Resolution

17.1.	This contract shall be governed by the laws of the People’s Republic of China. If a dispute arises between the two parties during the performance of this contract, the two parties can resolve it through negotiation. If the negotiation fails, the people’s court of the place where the house is located shall have jurisdiction.

Part III Lease Attachment

Exhibit list:

Exhibit 1 Location Map of the House

Exhibit 2 Delivery Conditions of the House

Exhibit 3 Anti-corruption and Transparent Cooperation Agreement

Exhibit 4 Waiver of Rights

Exhibit 1

The location map of the house

Exhibit 2

Conditions of delivery of the house

Existing decoration, ancillary facilities and equipment status

serial number	Party A provides the standard	Party B’s scope of responsibility
1	150mm raised floor
2	Fire protection system with smoke detector, smoke detector, sprinkler
3	Anti-mildew latex paint for plastering walls
4	VAV air conditioning system
5	Party A provides metal ceiling, energy-saving lamps, and Party B installs them by itself
6	Glass curtain wall

The existing decoration, ancillary facilities and equipment status and their specific quantities are subject to the site conditions when the house is delivered.

Exhibit 3

Anti-corruption and Transparent Cooperation Agreement

Version signed from February 1, 2018 )

Party A (full name of the purchaser): Shanghai Wanshi Real Estate Co., Ltd. (Note : Vanke Party)

Party B (full name of the supplier): Inner Mongolia YanGuFang Whole Grain Industry Development Co., Ltd.

Both parties have signed the House leasing Contract (office) (hereinafter referred to as the original Contract) on July __, 2022. In order to create a healthy business environment and establish normal business cooperation, both parties have signed this Agreement through friendly negotiation and executed it as the Anti-corruption and Transparent Cooperation Code of conduct to be observed by both parties.

I. Responsibilities of Party A

1.	Party A has the responsibility to introduce to Party B the relevant provisions of Vanke (that is, Party A or the Vanke Group where Party A works) on Anti-corruption and Transparent Cooperation.

2.	Party A prohibits the following behaviors strictly (including but not limited to):

(1) Commercial bribery: Party A’s personnel accept or ask Party B and Party B’s personnel for various forms of kickbacks, cash, real objects, securities, gift certificates and other valuable items, or accept and participate in travel and high-end banquets provided by Party B and Party B’s personnel and other activities that may affect the fair performance of duties;

(2) Bribery and others: Party A’s personnel request Party B or Party B’s personnel to cooperate or assist in various forms of bribery (including but not limited to providing kickbacks, cash, real objects, securities, gift certificates and other valuable items), and improper benefit transfer various illegal activities;

(3) Conflict of interest: without the approval of Party A, the personnel of Party A, in the name of themselves or their relatives, directly or in a disguised form to participate in shares, take up positions, take part-time jobs or obtain other benefits from Party B or its affiliated units; Shareholding companies become Vanke suppliers;

(4) Collusion and rigging of bids: Within the scope of Party A’s business, Party A’s employees instruct Party B to cooperate in illegal activities such as collusion or rigging of bids.

(5) Fund transactions: Party A’s personnel or their relatives borrow funds from Party B (including related units) or Party B’s personnel for any reason.

3.	prohibition items of Anti-corruption and Transparent Cooperation, Party A is obliged to keep confidential, and shall promptly organize an investigation, and report back the final investigation results to Party B, and may reward Party B according to Party A’s or the Vanke Group’s reporting reward policy. Appropriate rewards.

II. Responsibilities of Party B

1.	Party B shall ensure that the personnel of Party B understand the relevant provisions of the Anti-corruption and Transparent Cooperation Prohibited Items in this Agreement, and abide by them.

2.	Party B promises and guarantees that there shall be no (and shall not have) Vanke current employees or former employees who directly or in disguised form hold shares or control Party B’s company or its affiliated units when it cooperates with Party A, while the open market Stock investment is not subject to the aforementioned restrictions.

3.	Party B and Party B shall ensure that Party B’s personnel strictly abide by the following Anti-corruption and Transparent Cooperation agreements (including but not limited to):

(1) Commercial bribery is strictly prohibited: Party B and Party B personnel shall not provide Party A personnel with any form of kickbacks, cash, objects, securities, gift certificates and other valuable items, or travel, high-end banquets and other activities that may affect the fair performance of duties;

(2) Bribery and other violations are strictly prohibited: Party B and Party B personnel shall not accept Party A’s personnel’s request to cooperate or assist in various forms of bribery (including but not limited to providing kickbacks, cash, objects, securities, gift certificates and other valuable items), improper Requests for illegal activities including benefit transfer;

(3) Conflict of interest and other disclosures: Before starting cooperation with Party A, if any of the following situations occurs, Party B must actively disclose relevant information to Party A in writing in a complete and truthful manner before bidding; During the cooperation process, if any of the following situations occurs, the relevant information must be fully and truthfully disclosed to Party A in writing within 10 days after the occurrence of the relevant situation:

①	Vanke’s current employees or their relatives directly or in a disguised form hold shares in Party B or its affiliated units (Note: public market stock investment is not subject to Party B’s agreement disclosure obligations), control, hold positions, take part-time jobs, borrow funds or obtain other benefits;

②	Vanke’s ex-employees or their relatives hold direct or disguised shares in Party B’s company or its affiliated units (Note: public market stock investment is not subject to Party B’s agreement disclosure obligations), control, employment or part-time employment;

③	The status of Party B’s legal representative, shareholder, actual business controller, and contact person participating in Vanke’s business cooperation in the name of other companies within two years.

(4) Collusion and rigging of bids is strictly prohibited: within the scope of Party A’s business, Party B and Party B’s personnel shall reject the request of Party A’s employees to cooperate in illegal operations such as collusion or rigging of bids; Party B and Party B’s employees shall not conspire with other units, Carry out illegal operations such as rigging or rigging bids in Vanke’s business.

(5) Fund transactions: Party B (including affiliated units) or Party B personnel shall not provide capital loans to Party A personnel or their relatives under any circumstances.

4.	Before starting cooperation with Party A, Party B is obliged to disclose to Party A the information of the actual controller of Party B, including but not limited to name, ID number and other information.

5.	Party B is responsible for accepting Party A’s supervision of Party B’s implementation of the Anti-corruption and Transparent Cooperation Agreement during the cooperation period, and actively cooperates with Party A’s relevant investigation work.

6.	Party B has the responsibility to report to Party A in a timely manner any violation of professional ethics by Party A’s personnel or personnel of Party A’s business cooperation unit, such as malpractice and fraud. The permanent department and contact information of Party A for accepting reports are:

Report acceptance department: Supervision and Audit Department of Vanke Co., Ltd.

Vanke Fraud Reporting Website: http://5198.vanke.com

Vanke report mailbox: [***]

III. Liability for breach of contract

1.	If Party B or its personnel violate the provisions of Paragraph 2 and Paragraph 3 of Party B’s responsibilities in Article 2 hereof, once verified (including but not limited to verified by Party A, or verified by judicial authorities or a third party), Party B shall indemnify Party A for the losses thus caused to Party A and promise to pay Party A liquidated damages equal to up to 10% of the total contract price. And punish the responsible personnel of Party B; Party A shall make a public notification and shall have the right to terminate the original contract without any liability for breach of contract. If Party A terminates the original contract for reasons attributable to Party B, Party B shall be liable for breach according to the original contract and this Contract, and Party A/Vanke shall have the right to refuse to cooperate with Party B or its affiliated units thereafter.

2.	If Party B refuses to cooperate with Party A’s supervision and investigation of Party B’s Anti-corruption and Transparent Cooperation during the cooperation period, or is found to have concealed information, provided false information and perjured evidence, Party A has the right to, depending on the seriousness of the circumstances, punish the original contract. Perform measures such as suspending the payment of business progress payments, terminating cooperation, pursuing economic losses, and rescinding the contract, and does not need to bear any liability for breach of contract.

3.	If Party B violates the provisions of this agreement during the cooperation period, Party A has the right to include Party B in the list of dishonest partners depending on the severity of the case, and make an announcement inside and outside Party A/Vanke.

IV. Other

1.	This agreement is a supplementary agreement to the original contract and has the same legal effect as the original contract. Matters not stipulated in this contract shall still be subject to the original contract. If this agreement is inconsistent with the original contract, this agreement shall prevail.

2.	This agreement shall come into effect after being stamped by both parties. Both parties agree that the validity of this agreement is retroactive to the effective date of the original contract.

Party A: Shanghai Wanshi Real Estate Co., Ltd. (Seal)

Representative:

July 18, 2022

Party B: Inner Mongolia YanGuFang Whole Grain Industry Development Co., Ltd. (Seal)

Representative:

Exhibit 4

Waiver of Rights

In view of:

Both of Party A and Party B signed a house lease contract (office) in July 2022. Party B hereby lease Party A premises T2-601A and 601B, which is located in “Hongqiao Vanke Center” (hereinafter referred to as the “Project”) from August 20, 2022 to August 19, 2025.

During the lease period, Party B promise to unconditionally waive the preemptive right to purchase the house.

Hereby to declare.

Lessee: Inner Mongolia YanGuFang Whole Grain Industry Development Co., Ltd. (Seal)

Date: July 18, 2022